UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

Bottomline Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25259	02-0433294
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

325 Corporate Drive
Portsmouth, NH 03801, USA
(Address of principal executive offices, including Zip Code)

(603) 436-0700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EPAY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On May 13, 2022, Project RB Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Bottomline Intermediate Holdings III, LLC (formerly known as Project RB Parent, LLC), a Delaware limited liability company (“Parent”), completed its merger (the “Merger”) with and into Bottomline Technologies, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Agreement and Plan of Merger, dated December 16, 2021 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company. The Company was the surviving corporation in the Merger and, as a result, is now a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Thoma Bravo Fund XV, L.P. (the “Thoma Bravo Fund”), managed by Thoma Bravo, L.P. (“Thoma Bravo”).

Item 1.02. Termination of a Material Definitive Agreement.

On May 13, 2022, in connection with the closing of the Merger, the Company repaid in full all indebtedness, liabilities and other obligations under, and terminated, the Credit Agreement, dated as of December 9, 2016, by and among the Company, as the borrower, certain subsidiaries of the Company from time to time party thereto, as guarantors, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and issuing bank, as amended by that certain First Amendment to Credit Agreement, dated as of July 16, 2018, and discharged and released all guarantees and liens existing in connection therewith. The Company did not incur any material early termination penalties as a result of such termination of the Credit Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated into this Item 2.01 by reference.

As of the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company outstanding immediately prior to the effective time of the Merger (subject to certain exceptions, including shares of common stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware), was converted into the right to receive $57.00 in cash, subject to applicable withholding taxes (the “Per Share Merger Consideration”).

In addition, pursuant to the Merger Agreement, as of the Effective Time:

•

Each outstanding stock option, restricted stock award and restricted stock unit award was credited with the Additional Vesting Credit (as defined in the Merger Agreement). For any award of restricted shares or restricted stock units that was subject to performance-based vesting conditions, the number of shares subject to such award were deemed to have been achieved at the “target” level of performance for such award.

•

Each outstanding option that was vested (after giving effect to the Additional Vesting Credit) was cancelled and converted into the right to receive an amount in cash (subject to any applicable tax withholding) equal to the product of (1) the amount, if any, by which $57.00 exceeds the exercise price per share of Company common stock underlying such stock option; and (2) the total number of shares of Company common stock subject to such option.

•

Each restricted stock award or restricted stock unit award that was vested (after giving effect to the Additional Vesting Credit) was converted into the right to receive an amount in cash equal to the product of (1) $57.00 and (2) the number of shares of the Company’s common stock subject to such restricted stock award or restricted stock unit award.

•

Each restricted stock award or restricted stock unit award that was unvested (after giving effect to the Additional Vesting Credit) was cancelled at the Effective Time and converted into the right to receive an amount in cash equal to the product of (1) $57.00 and (2) the number of shares of the Company’s common stock subject to such unvested restricted stock award or restricted stock unit award, which amount will vest and be payable by the Surviving Corporation, subject to the holder’s continued service with the Surviving Corporation at the same time and on the same terms as the original award, except that the Additional Vesting Credit will be applied for purposes of determining the timing of vesting and payment.

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2021 and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified The Nasdaq Global Select Market (“Nasdaq”) of its intent to remove its common stock from listing on Nasdaq and requested that Nasdaq file a Notification of Removal from Listing and/or Registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Company’s shares of common stock (the “Shares”). The Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Shares on Nasdaq was suspended following the close of trading on May 13, 2022.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introduction and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, each share of the Company’s common stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Per Share Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of the Company’s common stock ceased to have any rights as shareholders of the Company, other than the right to receive the Per Share Merger Consideration.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introduction and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

In connection with the Merger, the aggregate purchase price paid for all equity securities of the Company was approximately $2.6 billion. The purchase price was funded by equity financing from the Thoma Bravo Fund and certain of its affiliated investment funds and debt financing from Ares Capital Management LLC, Golub Capital LLC, Stone Point Credit Adviser LLC, CBAM Partners, LLC and MS Capital Partners Adviser Inc.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change in control of the Company. In addition, the Merger Agreement includes provisions relating to the election of directors to the Board of Directors of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

In connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company), all of the directors of the Company ceased to be directors of the Company as of the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub became directors of the Company. Immediately following the Effective Time, the Company’s board of directors consisted of Craig Saks and Bruce Bowden. Craig Saks has an existing relationship with Thoma Bravo.

The officers of the Company immediately prior to the Effective Time (with the exception of the Chief Executive Officer, as described below) continued as officers of the Company following the Effective Time.

Craig Saks was appointed as Chief Executive Officer of the Company following the closing of the Merger. On May 11, 2022, Robert Eberle and the Company entered into a Strategic Advisor and Transition Agreement, pursuant to which Mr. Eberle will serve as Strategic Advisor to the Company through June 30, 2022 and will be paid a monthly consulting fee of $34,476 for his services as Strategic Advisor.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated to be in the form of the certificate of incorporation set forth on Exhibit A to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”) in accordance with the terms of the Merger Agreement. In addition, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated to be identical to the bylaws of Merger Sub, except that references to the name of Merger Sub were replaced by the name of the Company (the “Amended and Restated Bylaws”). Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On May 13, 2022, the Company issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 16, 2021, by and among Bottomline Technologies, Inc., Bottomline Intermediate Holdings III, LLC (formerly known as Project RB Parent, LLC), Project RB Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Bottomline Technologies, Inc. Current Report on Form 8-K, filed December 17, 2021).

3.1	Amended and Restated Certificate of Incorporation of Bottomline Technologies, Inc.

3.2	Amended and Restated Bylaws of Bottomline Technologies, Inc.

99.1	Press Release of Bottomline Technologies, Inc. dated May 13, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bottomline Technologies, Inc.

By:	/s/ Bruce Bowden
Name:	Bruce Bowden
Title:	Chief Financial Officer

Dated: May 13, 2022